Exhibit 4.1

COMMON STOCK COMMON STOCK
PAR VALUE $0.001
Certificate Number
ZQ00000000
Shares
**000000******************
***000000*****************
****000000****************
*****000000***************
******000000**************
Decibel
THERAPEUTICS
DECIBEL THERAPEUTICS, INC.
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
THIS CERTIFIES THAT
MR. SAMPLE & MRS. SAMPLE & MR. SAMPLE & MRS. SAMPLE
Is the owner of
ZERO HUNDRED THOUSAND ZERO HUNDRED AND ZERO
SEE REVERSE FOR CERTAIN DEFINITIONS
CUSIP 24343R 10 6
THIS CERTIFICATE IS TRANSFERABLE IN CITIES DESIGNATED BY THE TRANSFER AGENT, AVAILABLE ONLINE AT www.computershare.com
FULLY-PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF
Decibel Therapeutics, Inc. (hereinafter called the “Company”), transferable on the books of the Company in person or duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and Incorporation, as amended, and the By-Laws, as amended, of the Company (copies of which are on file with the Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.
Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.
FACSIMILE SIGNATURE TO COME
President
DATED DD-MM-YYYY
COUNTERSIGNED AND REGISTED:
COMPUTERSHARE TRUST COMPANY, N.A.
TRANSFER AGENT AND REGISTRAR,
FACSIMILE SIGNATURE TO COME
Secretary
By
AUTHORIZED SIGNATURE
Decibel THERAPEUTICS TM
PO BOX 505006, Louisville, KY 40233-5006
MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
CUSIP/IDENTIFIER XXXXXX XX X
Holder ID XXXXXXXXXX
Insurance Value 1,000,000.00
Number of Shares 123456
DTC 12345678 123456789012345
Certificate Numbers Num/No. Denom.Total
1234567890/1234567890 1 11
1234567890/1234567890 2 22
1234567890/1234567890 3 33
1234567890/1234567890 4 44
1234567890/1234567890 5 55
1234567890/1234567890 6 66
Total Transaction 7
DECIBEL THERAPEUTICS, INC.
CORPORATE
SEAL
11/26/2013
DELAWARE
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SECURITY INSTRUCTIONS ON REVERSE

DECIBEL THERAPEUTICS, INC.
THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS, A SUMMARY OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OF THE COMPANY AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND RIGHTS, AND THE VARIATIONS IN RIGHTS, PREFERENCES AND LIMITATIONS DETERMINED FOR EACH SERIES, WHICH ARE FIXED BY THE CERTIFICATE OF INCORPORATION OF THE COMPANY, AS AMENDED, AND THE RESOLUTIONS OF THE BOARD OF DIRECTORS OF THE COMPANY, AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO DETERMINE VARIATIONS FOR FUTURE SERIES. SUCH REQUEST MAY BE MADE TO THE OFFICE OF THE SECRETARY OF THE COMPANY OR TO THE TRANSFER AGENT. THE BOARD OF DIRECTORS MAY REQUIRE THE OWNER OF A LOST OR DESTROYED STOCK CERTIFICATE, OR HIS LEGAL REPRESENTATIVES, TO GIVE THE COMPANY A BOND TO INDEMNIFY IT AND ITS TRANSFER AGENTS AND REGISTRARS AGAINST ANY CLAIM THAT MAY BE MADE AGAINST THEM ON ACCOUNT OF THE ALLEGED LOSS OR DESTRUCTION OF ANY SUCH CERTIFICATE.
The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM - as tenants in common UNIF GIFT MIN ACT - Custodian
(Cust) (Minor)
TEN ENT - as tenants by the entireties under Uniform Gifts to Minors Act
(State)
JT TEN - as joint tenants with right of survivorship and not as tenants in common (Cust)
UNIF TRF MIN ACT -. Custodian (until age )
under Uniform Transfers to Minors Act (Minor) (State)
Additional abbreviations may also be used though not in the above list.
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE
For value received, hereby sell, assign and transfer unto
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)
Shares of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within-named Company with full power of substitution in the premises.
Dated: 20
Signature:
Signature: Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.
The IRS requires that the named transfer agent (“we”) report the cost basis of certain shares or units acquired after January 1, 2011. If your shares or units are covered by the legislation, and you requested to sell or transfer the shares or units using a specific cost basis calculation method, then we have processed as you requested. If you did not specify a cost basis calculation method, then we have defaulted to the first in, first out (FIFO) method. Please consult your tax advisor if you need additional information about cost basis.
If you do not keep in contact with the issuer or do not have any activity in your account for the time period specified by state law, your property may become subject to state unclaimed property laws and transferred to the appropriate state.
Signature(s) Guaranteed: Medallion Guarantee Stamp
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.
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SECURITY INSTRUCTIONS
THIS IS WATERMARKED PAPER, DO NOT ACCEPT WITHOUT NOTING
WATERMARK. HOLD TO LIGHT TO VERIFY WATERMARK.